Exhibit 99.1

Fidelity National Financial, Inc. Announces Closing of Lender Processing Services, Inc. Acquisition

Jacksonville, Fla. — (January 2, 2014) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today announced the closing of its acquisition of Lender Processing Services, Inc. (NYSE:LPS).

“We are excited to consummate the LPS acquisition and bring its market-leading technology solutions and services back into the FNF family,” said FNF Chairman William P. Foley, II. “This combination creates a larger, broader, more diversified and recurring revenue base for FNF and makes us the nation’s leading provider of transaction services and technology solutions to the real estate and mortgage industries. We also believe that there will be future complementary acquisition opportunities, particularly in the core mortgage technology business, that will serve to enhance organic growth. This is a strategic acquisition that we believe will provide a platform for future growth opportunities that can continue to create significant value for our shareholders.”

The total consideration paid for a share of LPS common stock will be $37.14, consisting of $28.10 in cash and $9.04 in FNF common stock, with the value of the stock component calculated as the product of the average FNF common stock price of $31.459 and the Exchange Ratio of 0.28742. FNF will issue approximately 25.9 million shares of its common stock to former LPS stockholders as the stock component of the total consideration.

About FNF

Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and diversified services. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF also owns a 55% stake in American Blue Ribbon Holdings, LLC, a restaurant owner and operator of the O’Charley’s, Ninety Nine Restaurant, Max & Erma’s, Village Inn, Bakers Square and Stoney River Legendary Steaks concepts. In addition, FNF also owns a 51% stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. FNF also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com